Exhibit 99.1

K12 Inc. Reports First Quarter Fiscal 2017 with Revenue of $229.1 Million

Enrollments for Managed Public Schools increase 3.9% year-over-year

HERNDON, Va.--(BUSINESS WIRE)--October 26, 2016--K12 Inc. (NYSE: LRN), a technology-based education company and leading provider of proprietary curriculum, software systems and educational services designed to facilitate individualized learning for students primarily in kindergarten through 12th grade, today announced its results for the first fiscal quarter ended September 30, 2016.

Financial Highlights for the Three Months Ended September 30, 2016 (First Quarter Fiscal Year 2017)

  Revenues of $229.1 million, compared to $221.2 million in the first quarter of FY 2016.
  Operating loss of $22.7 million, compared to an operating loss of $20.5 million in the first quarter of FY 2016.
    The operating loss in the first quarter is due to normal seasonality of the business.
  Net loss attributable to common stockholders of $13.8 million, compared to a net loss of $12.8 million in the first quarter of FY 2016.
  Diluted net loss attributable to common stockholders per share of $0.36, compared to a diluted net loss of $0.34 in the first quarter of FY 2016.

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), we will also be presenting adjusted operating income and adjusted EBITDA. Management believes that these additional metrics provide useful information to our investors as an indicator of performance as they exclude non-cash stock compensation expenses. Non-GAAP Financial Highlights for the Three Months Ended September 30, 2016 (First Quarter Fiscal Year 2017) are as follows. Historical information for these metrics can be found in Appendix A.

  Adjusted operating loss of $18.0 million, compared to an adjusted operating loss of $15.9 million in the first quarter of FY 2016.
  Adjusted EBITDA loss of $0.3 million, compared to an adjusted EBITDA income of $0.7 million in the first quarter of FY 2016.

Comments from Management

“The demand for online and blended school options continues to be strong and we are encouraged by renewed growth in our managed public school business,” said Stuart Udell, Chief Executive Officer. “In fiscal 2017 we are investing in innovative education solutions to broaden and deepen our relationships with the school boards and districts we serve, while delivering the best possible learning environment for students and teachers.”

Liquidity

As of September 30, 2016, the Company had cash and cash equivalents of $135.1 million, a decrease of $78.9 million compared to the $214.0 million reported at June 30, 2016. This decrease is largely the result of normal seasonal trends.

Capital Expenditures

Capital expenditures for the three months ended September 30, 2016 were $14.0 million, a decrease of $0.2 million from the prior year’s first three months, and was comprised of:

  $1.0 million for property and equipment,
  $7.2 million for capitalized software development, and
  $5.8 million for capitalized curriculum.

Revenue and Enrollment Data

Revenue

The Company’s revenues are generally in three categories -- Managed Public School Programs (management, technology and academic support services provided to public schools), Institutional (Non-managed Public School Programs – curriculum, technology and other educational services where K12 does not provide primary administrative oversight, and Institutional Software and Services – educational software and services provided to school districts, public schools and other educational institutions), and Private Pay Schools and Other (private schools for which it charges student tuition and makes direct consumer sales) – The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended		Change
	September 30,		2016 / 2015
($ in thousands)	2016	2015	$	%

Managed Public School Programs (1)	$184,540	$177,455	$7,085	4.0%
Institutional
Non-managed Public School Programs (1)	18,295	15,706	2,589	16.5%
Institutional Software & Services	15,963	13,288	2,675	20.1%
Total Institutional	34,258	28,994	5,264	18.2%
Private Pay Schools and Other	10,340	14,781	(4,441)	-30.0%
Total	$229,138	$221,230	$7,908	3.6%

(1)	Managed Public School Programs include schools where K12 provides substantially all of the management, technology and academic support services in addition to curriculum, learning systems and instructional services. Non-managed Public School Programs include schools where K12 provides curriculum and technology, and the school can also contract for instruction or other services. Non-managed Public School Programs, however, do not offer primary administrative oversight.

Enrollment Data

The following table sets forth average enrollment data for the periods indicated. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended September 30,		2016/ 2015
	2016	2015	Change	Change %
(in thousands)

Managed Public School Programs (1,2)	108.5	104.4	4.1	3.9%
Non-managed Public School Programs (1,2)	27.8	27.8	-	0.0%

(1)	If a school changes from a Managed Public School Programs to a Non-managed Public School Program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.
(2)	Managed Public School Programs may include enrollments for which K12 receives no public funding or revenue.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students in Public School Programs for the periods indicated.

	Three Months Ended		Change
	September 30,		2016 / 2015
($ in thousands)	2016	2015	$	%
Managed Public School Programs	$1,701	$1,700	$1	0.1%
Non-managed Public School Programs	658	565	93	16.5%

Outlook

The Company is forecasting the following for the full year, fiscal 2017:

  Revenue in the range of $885 million to $915 million.
  Operating income in the range of $23 million to $29 million.
  Capital expenditures of $60 million to $65 million. Note: Capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.
  Tax rate of 38% to 42%.
  Adjusted operating income in the range of $39 million to $45 million.

The Company is forecasting the following for the second quarter, fiscal 2017:

  Revenue in the range of $210 million to $220 million.
  Operating income in the range of $15 million to $18 million.
  Capital expenditures of $14 million to $16 million. Note: Capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.
  Adjusted operating income in the range of $19 million to $22 million.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve sufficient levels of new enrollments to sustain or to grow our business model; failure of the schools we serve to comply with regulations resulting in a loss of funding, an obligation to repay funds previously received or contractual remedies; declines or variations in academic performance outcomes as curriculum and testing standards evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and in any school in which we operate; legal and regulatory challenges from opponents of virtual public education, public charter schools or for-profit education companies; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; entry of new competitors with superior competitive technologies and lower prices; disruptions to our Internet-based learning and delivery systems resulting from cyber-attacks; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of October 26, 2016, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Conference Call

The Company will discuss its first quarter fiscal year 2017 financial results during a conference call scheduled for Wednesday, October 26, 2016 at 8:30 a.m. eastern time (ET).

The conference call will be webcast and available at http://public.viavid.com/index.php?id=121293. Please access the web site at least 15 minutes prior to the start of the call.

To participate in the live call, investors and analysts should dial (877) 407-4019 (domestic) or (201) 689-8337 (international) at 8:15 a.m. (ET). No passcode is required.

A replay of the call will be available starting on October 26, 2016 at 11:00 a.m. ET through November 26, 2016 at 11:00 a.m. ET, at (877) 660-6853 (domestic) or (201) 612-7415 (international) using conference ID 13646409. A webcast replay of the call will be available at http://public.viavid.com/index.php?id=121293 for 30 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.’s financial statements for the three months ended September 30, 2016, and are presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.’s Form 10-Q for the quarter ended September 30, 2016, including all financial statements contained therein and the footnotes thereto, filed with the SEC. The Form 10-Q may be retrieved from the SEC's website at www.sec.gov or from K12 Inc.’s website at www.k12.com.

K12 INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2016	2016
	(In thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$135,088	$213,989
Accounts receivable, net of allowance of $11,032 and $10,813 at September 30, 2016 and June 30, 2016, respectively	264,191	169,554
Inventories, net	16,328	30,631
Prepaid expenses	31,535	9,634
Other current assets	25,124	22,047
Total current assets	472,266	445,855
Property and equipment, net	31,504	28,447
Capitalized software, net	69,237	70,055
Capitalized curriculum development costs, net	64,642	63,367
Intangible assets, net	22,382	23,102
Goodwill	87,285	87,285
Deposits and other assets	13,649	15,944
Total assets	$760,965	$734,055
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current liabilities
Current portion of capital lease obligations	$14,445	$13,210
Accounts payable	31,196	25,919
Accrued liabilities	13,968	26,877
Accrued compensation and benefits	16,395	31,042
Deferred revenue	71,754	25,964
Total current liabilities	147,758	123,012
Capital lease obligations, net of current portion	13,307	9,922
Deferred rent, net of current portion	6,342	6,661
Deferred tax liability	29,521	18,458
Other long-term liabilities	10,391	9,780
Total liabilities	207,319	167,833
Commitments and contingencies	-	-
Redeemable noncontrolling interest	9,902	7,502
Stockholders’ equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 44,163,983 and 43,184,068 shares issued and 40,661,385 and 39,681,470 shares outstanding at September 30, 2016 and June 30, 2016, respectively	4	4
Additional paid-in capital	674,141	675,436
Accumulated other comprehensive loss	(141)	(293)
Accumulated deficit	(55,260)	(41,427)
Treasury stock of 3,502,598 shares at cost at September 30, 2016 and June 30, 2016	(75,000)	(75,000)
Total stockholders’ equity	543,744	558,720
Total liabilities, redeemable noncontrolling interest and equity	$760,965	$734,055

K12 INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2016	2015
	(In thousands, except share and per share data)
Revenues	$229,138	$221,230
Cost and expenses
Instructional costs and services	144,099	139,003
Selling, administrative, and other operating expenses	104,646	99,270
Product development expenses	3,062	3,413
Total costs and expenses	251,807	241,686
Loss from operations	(22,669)	(20,456)
Interest income (expense), net	342	(305)
Loss before income tax benefit and noncontrolling interest	(22,327)	(20,761)
Income tax benefit	8,690	8,097
Net loss	(13,637)	(12,664)
Add net income attributable to noncontrolling interest	(196)	(129)
Net loss attributable to common stockholders	$(13,833)	$(12,793)
Net loss attributable to common stockholders per share
Basic and Diluted	$(0.36)	$(0.34)
Weighted average shares used in computing per share amounts:
Basic and Diluted	37,938,705	37,433,493

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2016	2015
	(In thousands)
Cash flows from operating activities
Net loss	$(13,637)	$(12,664)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	17,680	16,565
Stock-based compensation expense	4,694	4,587
Excess tax benefit from stock-based compensation	(103)	(6)
Deferred income taxes	8,291	7,189
Provision for doubtful accounts	239	2,335
Provision for excess and obsolete inventory	235	213
Provision for student computer shrinkage and obsolescence	224	(284)
Expensed computer peripherals	1,925	1,352
Changes in assets and liabilities:
Accounts receivable	(94,871)	(74,841)
Inventories	14,067	12,644
Prepaid expenses	(21,901)	(18,030)
Other current assets	(3,077)	(2,661)
Deposits and other assets	2,447	(142)
Accounts payable	5,277	12,488
Accrued liabilities	(12,860)	(1,741)
Accrued compensation and benefits	(14,646)	(9,961)
Deferred revenue	45,790	39,390
Deferred rent and other liabilities	296	(374)
Net cash used in operating activities	(59,930)	(23,941)
Cash flows from investing activities
Purchase of property and equipment	(960)	(977)
Capitalized software development costs	(7,222)	(9,515)
Capitalized curriculum development costs	(5,846)	(3,699)
Net cash used in investing activities	(14,028)	(14,191)
Cash flows from financing activities
Repayments on capital lease obligations	(3,977)	(4,941)
Proceeds from exercise of stock options	437	14
Excess tax benefit from stock-based compensation	103	6
Repurchase of restricted stock for income tax withholding	(1,498)	(1,928)
Net cash used in financing activities	(4,935)	(6,849)
Effect of foreign exchange rate changes on cash and cash equivalents	(8)	(7)
Net change in cash and cash equivalents	(78,901)	(44,988)
Cash and cash equivalents, beginning of period	213,989	195,852
Cash and cash equivalents, end of period	$135,088	$150,864

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), we have presented adjusted EBITDA, and adjusted operating income. These measures are not prepared in accordance with GAAP.

  Adjusted EBITDA is defined as net income (loss), plus net interest expense, plus income tax expense, minus income tax benefit, plus depreciation and amortization, non-controlling interest charges and stock compensation expense. Interest expense primarily consists of interest expense for capital leases and on customer receivables.
  Adjusted operating income (loss) is defined as operating income (loss) minus stock compensation expense.

This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.

Adjusted EBITDA and adjusted operating income exclude stock-based compensation, which consists of expenses for stock options and restricted stock units.

We believe adjusted EBITDA is useful to an investor in evaluating our operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of our capital structure and the method by which assets were acquired.

Management believes that the presentation of adjusted operating income (loss) also provides useful information to our investors and management as an indicator of our performance as it removes the change in our stock compensation expense.

Our management uses adjusted EBITDA and adjusted operating income (loss):

  as an additional measurement of operating performance because it assists us in comparing our performance on a consistent basis;
  in presentations to the members of our Board of Directors to enable our Board to have the same measurement basis of operating performance as is used by management to compare our current operating results with corresponding prior periods and with the results of other companies in our industry; and
  as consistent with lending covenants on our line of credit.

Other companies may define these non-GAAP measures differently and, as a result, our use of these non-GAAP measures may not be directly comparable to adjusted EBITDA, and adjusted operating income used by other companies. Although we use these non-GAAP measures as financial measures to assess the performance of our business, the use of non-GAAP measures is limited as they include and/ or do not include certain items not included and/or included in the most directly comparable GAAP measure.

Adjusted EBITDA and adjusted operating income (loss) should be considered in addition to, and not as a substitute for, operating income or loss, net income or loss, and earnings or loss per share prepared in accordance with GAAP as a measure of performance. Adjusted EBITDA is not intended to be a measure of liquidity.

You are cautioned not to place undue reliance on these non-GAAP measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

	Three Months Ended September 30,
	2016	2015
	(In thousands)
Net loss — K12 Inc.	$(13,833)	$(12,793)
Interest expense (income), net	(342)	305
Income tax benefit	(8,690)	(8,097)
Noncontrolling interest	196	129
Stock-based compensation	4,694	4,587
Adjusted operating loss	$(17,975)	$(15,869)
Depreciation and amortization	17,680	16,565
Adjusted EBITDA	$(295)	$696

Appendix

(A) The following table is provided for reference only and is related to the new non-GAAP metrics provided in this release. The table sets forth adjusted EBITDA and adjusted operating income (loss) for the four quarters of fiscal year 2016.

	Three Months Ended
($ in thousands)	30-Sep-15	31-Dec-15	31-Mar-16	30-Jun-16

Adjusted Operating Income (Loss)	$(15,869)	$19,681	$23,352	$5,368

Adjusted EBITDA	$696	$36,155	$40,938	$22,971

About K12 Inc.

K12 Inc. (NYSE: LRN) is driving innovation and advancing the quality of education by delivering state-of-the-art, digital learning platforms and technology to students and school districts across the globe. K12’s award winning curriculum serves over 2,000 schools and school districts and has delivered millions of courses over the past decade. K12 is a company of educators with the nation's largest network of K-12 online school teachers, providing instruction, academic services, and learning solutions to public schools and districts, traditional classrooms, blended school programs, and directly to families. The K12 program is offered through K12 partner public schools in 33 states and the District of Columbia, and through school districts and public and private schools serving students in all 50 states and more than 100 countries. More information can be found at K12.com.

CONTACT:
K12 Inc.
Investor and Press Contact:
Mike Kraft, 571-353-7778
VP Finance
mkraft@k12.com